EXHIBIT 4.32

BOOK-ENTRY SECURITY

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”) (55 WATER STREET, NEW YORK, NEW YORK 10041) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO HEREIN.

Principal Amount

No. E-7

$250,000,000, which amount may be

increased or decreased by the Schedule

of Increases and Decreases in Global Security attached hereto.

ENTERPRISE PRODUCTS OPERATING L.P.

5.75% SERIES B SENIOR NOTE DUE 2035

CUSIP 293791AT6

ENTERPRISE PRODUCTS OPERATING L.P., a Delaware limited partnership (the “Company,” which term includes any successor under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co. or its registered assigns, the principal sum of Two Hundred Fifty Million ($250,000,000) U.S. dollars, or such greater or lesser principal sum as is shown on the attached Schedule of Increases and Decreases in Global Security, on March 1, 2035 in such coin and currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest at an annual rate of 5.75% payable on March 1 and September 1 of each year, to the person in whose name the Security is registered at the close of business on the record date for such interest, which shall be the preceding February 15 and August 15 (each, a “Regular Record Date”), respectively, payable commencing on September 1, 2005, with interest accruing from March 2, 2005, or the most recent date to which interest shall have been paid.

Reference is made to the further provisions of this Security set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

The statements in the legends set forth in this Security are an integral part of the terms of this Security and by acceptance hereof the Holder of this Security agrees to be subject to, and bound by, the terms and provisions set forth in each such legend.

This Security is issued in respect of a series of Debt Securities of an initial aggregate of $250 million in principal amount designated as the 5.75% Series B Senior Notes due 2035 of the Company and is governed by the Indenture dated as of October 4, 2004 (the “Original Indenture”), duly executed and delivered by the Company, as issuer, and Enterprise Products Partners L.P., as parent guarantor (the “Parent Guarantor”), to Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by the Sixth Supplemental Indenture dated as of March 2, 2005, duly executed by the Company, the Parent Guarantor and the Trustee (the “Sixth Supplemental Indenture”, and together with the Original Indenture, the “Indenture”). The terms of the Indenture are incorporated herein by reference. This Security shall in all respects be entitled to the same benefits as definitive Securities under the Indenture.

If and to the extent any provision of the Indenture limits, qualifies or conflicts with any other provision of the Indenture that is required to be included in the Indenture or is deemed applicable to the Indenture by virtue of the provisions of the Trust Indenture Act of 1939, as amended (the “TIA”), such required provision shall control.

The Company hereby irrevocably undertakes to the Holder hereof to exchange this Security in accordance with the terms of the Indenture without charge.

This Security shall not be valid or become obligatory for any purpose until the Trustee’s Certificate of Authentication hereon shall have been manually signed by the Trustee under the Indenture.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by its sole General Partner.

Dated: August 17, 2005

ENTERPRISE PRODUCTS OPERATING L.P.
By:	Enterprise Products OLPGP, Inc.
its General Partner

By:              /s/ Richard H. Bachmann

Name: Richard H. Bachmann
Title: Executive Vice President

TRUSTEE’S CERTIFICATE OF AUTHENTICATION:

This is one of the Debt Securities of the series designated herein referred to in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Trustee

By:              /s/ Melissa A. Scott

Authorized Signatory

REVERSE OF BOOK-ENTRY SECURITY

ENTERPRISE PRODUCTS OPERATING L.P.

5.75% SERIES B SENIOR NOTE DUE 2035

This Security is one of a duly authorized issue of debentures, notes or other evidences of indebtedness of the Company (the “Debt Securities”) of the series hereinafter specified, all issued or to be issued under and pursuant to the Indenture, to which Indenture reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company, the Parent Guarantor and the Holders of the Debt Securities. The Debt Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different sinking, purchase or analogous funds (if any) and may otherwise vary as provided in the Indenture. This Security is one of a series designated as the 5.75% Series B Senior Notes due 2035 of the Company, in initial aggregate principal amount of $250 million (the “Securities”).

1.	Interest.

The Company promises to pay interest on the principal amount of this Security at the rate of 5.75% per annum.

The Company will pay interest semi-annually on March 1 and September 1 of each year (each an “Interest Payment Date”), commencing September 1, 2005. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid on the Securities, from March 2, 2005. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. The Company shall pay interest (including post-petition interest in any proceeding under any applicable bankruptcy laws) on overdue installments of interest (without regard to any applicable grace period) and on overdue principal and premium, if any, from time to time on demand at the same rate per annum, in each case to the extent lawful.

2.	Method of Payment.

The Company shall pay interest on the Securities (except Defaulted Interest) to the persons who are the registered Holders at the close of business on the Regular Record Date immediately preceding the Interest Payment Date. Any such interest not so punctually paid or duly provided for (“Defaulted Interest”) may be paid to the persons who are registered Holders at the close of business on a special record date for the payment of such Defaulted Interest, or in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may then be listed if such manner of payment shall be deemed practicable by the Trustee, as more fully provided in the Indenture. The Company shall pay principal, premium, if any, and interest in such coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts. Payments in respect of a Global Security (including principal, premium, if any, and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Depositary. Payments in respect of Securities in definitive form (including principal, premium, if any, and interest) will be made at the office or agency of the Company maintained for such purpose within The City of New York, which initially will be Wells Fargo Corporate Trust, c/o DTC, 1st Floor, TADS Department, 55 Water Street, New York, New York 10041, or, at the option of the Company, payment of interest may be made by check mailed to the Holders on the relevant record date at their addresses set forth in the Debt Security Register of Holders or at the option of the Holder, payment of interest on Securities in definitive form will be made by wire transfer of immediately available funds to any account maintained in the United States, provided such Holder has requested such method of payment and provided timely wire transfer instructions to the paying agent. The Holder must surrender this Security to a paying agent to collect payment of principal.

3.	Paying Agent and Registrar.

Initially, Wells Fargo Bank, National Association will act as paying agent and Registrar. The Company may change any paying agent or Registrar at any time upon notice to the Trustee and the Holders. The Company may act as paying agent.

4.	Indenture.

This Security is one of a duly authorized issue of Debt Securities of the Company issued and to be issued in one or more series under the Indenture.

Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Original Indenture, those made part of the Indenture by reference to the TIA, as in effect on the date of the Original Indenture, and those terms stated in the Sixth Supplemental Indenture. The Securities are subject to all such terms, and Holders of Securities are referred to the Original Indenture, the Sixth Supplemental Indenture and the TIA for a statement of them. The Securities of this series are general unsecured obligations of the Company limited to an initial aggregate principal amount of $250 million; provided, however, that the authorized aggregate principal amount of such series may be increased from time to time as provided in the Sixth Supplemental Indenture.

5.	Optional Redemption.

The Securities are redeemable, at the option of the Company, at any time in whole, or from time to time in part, at a redemption price (the “Make-Whole Price”) equal to the greater of: (i) 100% of the principal amount of the Securities to be redeemed; or (ii) the sum of the present values of the remaining scheduled payments of principal and interest (at the rate in effect on the date of calculation of the redemption price) on the Securities (exclusive of interest accrued to the Redemption Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Yield plus 20 basis points; plus, in either case, accrued interest to the Redemption Date.

The actual Make-Whole Price, calculated as provided above, shall be calculated and certified to the Trustee and the Company by the Independent Investment Banker. For purposes of determining the Make-Whole Price, the following definitions are applicable:

“Treasury Yield” means, with respect to any Redemption Date applicable to the Securities, the rate per annum equal to the semi-annual equivalent yield to maturity (computed as of the third Business Day immediately preceding such Redemption Date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the applicable Comparable Treasury Price for the Redemption Date.

“Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the Securities that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining terms of the Securities; provided, however, that if no maturity is within three months before or after the maturity date for the Securities, yields for the two published maturities most closely corresponding to such United States Treasury security will be determined and the treasury rate will be interpolated or extrapolated from those yields on a straight line basis rounding to the nearest month.

“Independent Investment Banker” means any of J.P. Morgan Securities Inc. (and its successors), Citigroup Global Markets, Inc. (and its successors), and Lehman Brothers Inc. (and its successors) or, if no such firm is willing and able to select the applicable Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Trustee and reasonably acceptable to the Issuer.

“Comparable Treasury Price” means, with respect to any Redemption Date, (a) the bid price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) at 4:00 p.m. on the third Business Day preceding the Redemption Date, as set forth on “Telerate Page 500” (or such other page as may replace Telerate Page 500), or (b) if such page (or any successor page) is not displayed or does not contain such bid prices at such time, the average of the Reference Treasury Dealer Quotations obtained by the Trustee for the Redemption Date.

“Reference Treasury Dealer” means (a) J.P. Morgan Securities Inc. (and its successors) and (b) one other primary U.S. government securities dealer in New York City selected by the Independent Investment Banker (each, a “Primary Treasury Dealer”); provided, however, that if either of the foregoing shall cease to be a Primary Treasury Dealer, the Company will substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date for the Securities, an average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue for the Securities (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

Except as set forth above, the Securities will not be redeemable prior to their Stated Maturity and will not be entitled to the benefit of any sinking fund.

Securities called for optional redemption become due on the Redemption Date. Notices of optional redemption will be mailed at least 30 but not more than 60 days before the Redemption Date to each Holder of the Securities to be redeemed at its registered address. The notice of optional redemption for the Securities will state, among other things, the amount of Securities to be redeemed, the Redemption Date, the method of calculating such redemption price and the place(s) that payment will be made upon presentation and surrender of Securities to be redeemed. Unless the Company defaults in payment of the redemption price, interest will cease to accrue on the Redemption Date with respect to any Securities that have been called for optional redemption. If less than all the Securities are redeemed at any time, the Trustee will select the Securities to be redeemed on a pro rata basis or by any other method the Trustee deems fair and appropriate.

The Securities may be redeemed in part in multiplies of $1,000 only. Any such redemption will also comply with Article III of the Indenture.

6.	Denominations; Transfer; Exchange.

The Securities are to be issued in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000 in excess thereof. A Holder may register the transfer of, or exchange, Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.

7.	Person Deemed Owners.

The registered Holder of a Security may be treated as the owner of it for all purposes.

8.	Amendment; Supplement; Waiver.

Subject to certain exceptions, the Indenture may be amended or supplemented, and any existing Event of Default or compliance with any provision may be waived, with the consent of the Holders of a majority in principal amount of the Outstanding Debt Securities of each series affected. Without consent of any Holder of a Security, the parties thereto may amend or supplement the Indenture to, among other things, cure any ambiguity or omission, to correct any defect or inconsistency, or to make any other change that does not adversely affect the rights of any Holder of a Security. Any such consent or waiver by the Holder of this Security (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Security and any Securities which may be issued in exchange or substitution herefor, irrespective of whether or not any notation thereof is made upon this Security or such other Securities.

9.	Defaults and Remedies.

Certain events of bankruptcy or insolvency are Events of Default that will result in the principal amount of the Securities, together with premium, if any, and accrued and unpaid interest thereon, becoming due and payable immediately upon the occurrence of such Events of Default. If any other Event of Default with respect to the Securities occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities then Outstanding may declare the principal amount of all the Securities, together with premium, if any, and accrued and unpaid interest thereon, to be due and payable immediately in the manner and with the effect provided in the Indenture. Notwithstanding the preceding sentence, however, if at any time after such a declaration of acceleration has been made, the Holders of a majority in principal amount of the Outstanding Securities, by written notice to the Trustee, may rescind such declaration and annul its consequences if the rescission would not conflict with any judgment or decree of a court already rendered and if all Events of Default with respect to the Securities, other than the nonpayment of the principal, premium, if any, or interest which has become due solely by such declaration acceleration, shall have been cured or shall have been waived. No such rescission shall affect any subsequent default or shall impair any right consequent thereon. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity or security satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power.

10.	Registration Rights.

The Holder of this Security may be entitled to the benefits of the Registration Rights Agreement (the “Registration Rights Agreement”) dated as of March 2, 2005, by and among the Company, the Parent Guarantor and the Initial Purchasers named therein. In certain events, the Company shall be required to pay to each affected Holder additional interest on the Securities, on the terms and subject to the conditions of the Registration Rights Agreement, and all references to “interest” herein include any such additional interest unless the context otherwise requires.

11.	Trustee Dealings with Company.

The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates or any subsidiary of the Company's Affiliates, and may otherwise deal with the Company or its Affiliates as if it were not the Trustee.

12.	Authentication.

This Security shall not be valid until the Trustee signs the certificate of authentication on the other side of this Security.

13.	Abbreviations and Defined Terms.

Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (tenant in common), TEN ENT (tenants by the entireties), JT TEN (joint tenants with right of survivorship and not as tenants in common), CUST (Custodian), and U/G/M/A (Uniform Gifts to Minors Act).

14.	CUSIP Numbers.

Pursuant to a recommendation promulgated by the Committee on Uniform Note Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such number as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

15.	Absolute Obligation.

No reference herein to the Indenture and no provision of this Security or the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Security in the manner, at the respective times, at the rate and in the coin or currency herein prescribed.

16.	No Recourse.

The General Partner and the general partner of the Parent Guarantor and their respective directors, officers, employees and members, as such, shall have no liability for any obligations of any Guarantor or the Issuer under the Securities, the Indenture or any Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting the Securities waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities.

17.	Governing Law.

This Security shall be construed in accordance with and governed by the laws of the State of New York.

18.	Guarantee.

The Securities are fully and unconditionally guaranteed on an unsecured, unsubordinated basis by the Parent Guarantor as set forth in Article XIV of the Indenture, as noted in the Notation of Guarantee to this Security, and under certain circumstances set forth in the Original Indenture one or more Subsidiaries of the Parent Guarantor may be required to join in such guarantee.

19.	Reliance.

The Holder, by accepting this Security, acknowledges and affirms that (i) it has purchased the Security in reliance upon the separateness of Parent Guarantor and the general partner of Parent Guarantor from each other and from any other Persons, including EPCO, Inc., and (ii) Parent Guarantor and the general partner of Parent Guarantor have assets and liabilities that are separate from those of other Persons, including EPCO, Inc.

NOTATION OF GUARANTEE

The Parent Guarantor (which term includes any successor Person under the Indenture), has fully, unconditionally and absolutely guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture, the due and punctual payment of the principal of, and premium, if any, and interest on the Securities and all other amounts due and payable under the Indenture and the Securities by the Company.

The obligations of the Parent Guarantor to the Holders of Securities and to the Trustee pursuant to its Guarantee and the Indenture are expressly set forth in Article XIV of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee.

ENTERPRISE PRODUCTS PARTNERS L.P.

By: Enterprise Products GP, LLC,
its General Partner

By:             /s/ Richard H. Bachmann

Name: Richard H. Bachmann
Title: Executive Vice President

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	– as tenants in common	UNIF GIFT MIN ACT –_______________________
(Cust.)

TEN ENT	– as tenants by entireties	Custodian for:________________________________
(Minor)

JT TEN	– as tenants with rights of	under Uniform Gifts to Minors Act of________________________________
	survivorship and not as tenants in common	(State)

Additional abbreviations may also be used though not in the above list.

________________________

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE

____________________________________________________________________________________________

Please print or type name and address including postal zip code of assignee

____________________________________________________________________________________________

____________________________________________________________________________________________

the within Security and all rights thereunder, hereby irrevocably constituting and appointing

____________________________________________________________________________________________

to transfer said Security on the books of the Company, with full power of substitution in the premises.

Dated_____________________________	___________________________________________
Registered Holder

SCHEDULE OF INCREASES OR DECREASES

IN GLOBAL SECURITY

The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Security	Amount of Increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease (or increase)	Signature of authorized officer of Trustee or Depositary